Exhibit A:

Letter from Ernst & Young LLP	EXHIBIT13(a)(4)(ii)

September 1, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

We have read Exhibit 13(a)(4)(i) to Form N-CSR dated September 1, 2022 of American Beacon Funds, American Beacon Select Funds and American Beacon Institutional Funds Trust (collectively, the “Trusts”) and are in agreement with the statements contained in paragraphs 1 and 2 of Exhibit 13(a)(4)(i) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours very truly,

/s/ Ernst & Young LLP

Dallas, Texas